UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2011

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of  November 1, 2011, the Board of Directors of Dyax Corp. appointed Ron Cohen, M.D. and Paolo Pucci to serve as additional members of the Board of Directors. Dr. Cohen will also serve on the Compensation Committee of the Board, while Mr. Pucci will also serve on the Audit Committee, and they both will serve on the Nominating and Governance Committee.  Both Dr. Cohen and Mr. Pucci were appointed to the class of directors whose terms expire at Dyax's 2012 Annual Meeting of Stockholders.

Dr. Cohen and Mr. Pucci have confirmed that they satisfy the independent director standards as defined by applicable NASDAQ Stock Market standards.       They will receive the standard compensation for outside directors of  Dyax, including retainer fees for Board and committee service and stock options.

Item 7.01	Regulation FD Disclosure.

A press release announcing the appointment of Dr. Cohen and Mr. Pucci as directors, as described above, is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press release of Dyax Corp. dated November 1, 2011 announcing the appointment of Dr. Cohen and Mr. Pucci as directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	November 1, 2011	By:	/s/ George Migausky
George Migausky
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release of Dyax Corp. dated November 1, 2011 announcing the appointment of Dr. Cohen and Mr. Pucci as directors.

4